UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007
DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Circle Star Way, Suite 200
San Carlos, CA 94070

(Addresses of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 226-4600
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director. On December 19, 2007, the Board of Directors (the “Board”) of DemandTec, Inc. (the “Company”) elected Ronald R. Baker as a new member of the Board and appointed him to the Board’s Audit Committee (the “Audit Committee”), effective immediately. The size of the Board was increased from seven to eight directors in connection with the election. Mr. Baker will serve as a Class I director with a term that continues until the Company’s 2008 annual meeting of stockholders or until his successor has been duly elected and qualified. Mr. Baker will also enter into the Company’s form of indemnification agreement for its directors in connection with his election to the Board.
Pursuant to the terms of the Company’s compensation policy for non-employee directors previously approved by the Board, in connection with his election, Mr. Baker will be granted options to purchase an aggregate of 25,625 shares of the Company’s common stock pursuant to the terms of the Company’s 2007 Equity Incentive Plan. Mr. Baker will also receive an annual retainer of $25,000 for his service as a director and an additional annual retainer of $10,000 for his service as a member of the Audit Committee, each payable in quarterly installments. Mr. Baker will also be eligible for future stock option grants and cash compensation in accordance with the compensation policy for non-employee directors.
     On December 20, 2007, the Company issued a press release that announced the election of Mr. Baker to its Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of DemandTec, Inc., dated December 20, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 20, 2007	DEMANDTEC, INC.
	By:	/s/ Mark A. Culhane
Mark A. Culhane
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of DemandTec, Inc., dated December 20, 2007.